Exhibit 10.16

LETTER AGREEMENT

RELATING TO

SHARE SUBSCRIPTION FACILITY

This Letter Agreement (the “Letter Agreement”), is made as of September 19, 2023, by and between NXU, INC., a company incorporated under the laws of Delaware (formerly known as Atlis Motor Vehicles, Inc., the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (the “Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”). Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the Share Purchase Agreement (as defined below).

WHEREAS, (i) the Parties are parties to that certain Share Purchase Agreement, dated as of June 25, 2021 (the “Share Purchase Agreement”), and the Registration Rights Agreement, dated as of June 25, 2021 (the “Registration Rights Agreement”), and (ii) the Company has issued to GYBL that certain Warrant to purchase shares of common stock, dated as of August 18, 2023 (the “Warrant”); and

WHEREAS, the parties desire to clarify certain understandings with respect to their existing arrangements;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.        Each of the Purchaser and GYBL acknowledges that the Company intends to file a Registration Statement to register an aggregate of 50,000,000 Shares, comprising (i) 340,374 Shares issuable upon full exercise of the Warrant, (ii) 34,000,000 unrestricted Shares that shall be issued to GEM immediately upon the effectiveness of the Registration Statement (the “Settlement Shares”), and (iii) 15,659,626 additional Shares issuable pursuant to the Share Purchase Agreement.

2.        Each of the Parties acknowledges that the Settlement Shares shall fully satisfy the Company’s obligations to pay the Commitment Fee pursuant to Section 4.12 of the Share Purchase Agreement and the fees due under Section 2(a) of the Registration Rights Agreement so long as the Settlement Shares are issued by October 31, 2023. If the Company fails to issue the Settlement Shares by October 31, 2023, then the Company’s obligations to pay the Commitment Fee pursuant to Section 4.12 of the Share Purchase Agreement and fees due under Section 2(a) of the Registration Rights Agreement will not be satisfied. All other obligations of the Parties under the Share Purchase Agreement and the Registration Rights Agreement shall remain intact, and this Letter Agreement does not supersede any of the Parties’ obligations thereunder other than with respect to the subject matter of this Letter Agreement.

3.       The Purchaser and GYBL agree that they and their controlled Affiliates shall not sell Shares in excess of 7% of the average daily trading volume on the Principal Exchange for the immediately preceding thirty (30) Trading Days on any Trading Day.

4.        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

5.        The Letter Agreement may not be amended nor may any provision hereof be waived without the express written consent of the Parties.

6.        This Letter Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and the Parties hereto may execute this Letter Agreement by signing any such counterpart.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Letter Agreement to be duly executed by their respective authorized officer as of the date first above written.

NXU, INC.

By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

GEM GLOBAL YIELD LLC SCS

By:	/s/ Christopher F. Brown
Name: Christopher F. Brown
Title: Manager

GEM YIELD BAHAMAS LTD.

By:	/s/ Christopher F. Brown
Name: Christopher F. Brown
Title: Director

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